Exhibit 99.1

New York Community Bancorp, Inc. Announces Benefits from Enactment of Tax Cuts and Jobs Act

WESTBURY, N.Y.--(BUSINESS WIRE)--December 28, 2017--New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”) today announced that it expects to record an after-tax benefit of approximately $25 million during the fourth quarter of 2017. This benefit is based on a re-valuation of its net deferred tax liability, triggered by the recent passage of new tax legislation.

In addition, the Company expects an effective tax rate of around 27% during full-year 2018.

Commenting on the announcement, President and CEO Joseph R. Ficalora stated, “On December 22, 2017, the Tax Cuts and Jobs Act was signed into law. Among other things, it lowers the federal tax rate for corporations and necessitates a re-valuation of a company’s deferred tax assets and liabilities. Since we are one of the few banks to have a net deferred tax liability, we will receive a benefit from this provision of the Act. While this benefit is one-time in nature, it is accretive to all of our regulatory capital ratios.”

As previously announced, the Company expects to report fourth quarter and full-year 2017 results on January 31, 2018 at approximately 7:00 a.m. Eastern Time (ET), followed by a conference call with analysts and investors at 8:30 a.m. (ET) on the same date.

About New York Community Bancorp, Inc.

Based in Westbury, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. At September 30, 2017, the Company reported assets of $48.5 billion, deposits of $28.9 billion, stockholders’ equity of $6.8 billion, and a market cap of $6.3 billion.

Reflecting our growth through a series of acquisitions, the Community Bank operates 225 branches through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona, while the Commercial Bank operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

Cautionary Statements Regarding Forward-Looking Information

This news release may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward‐looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non‐financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control.

More information regarding some of these factors is provided in the Risk Factors section of our Form 10‐K for the year ended December 31, 2016 and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

CONTACT:
New York Community Bancorp, Inc.
Investors:
Salvatore J. DiMartino, 516-683-4286
or
Media:
Kelly Maude Leung, 516-683-4032